--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement             / /  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY RULE 14A-
                                                  6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             MYERS INDUSTRIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies:__________
  (2) Aggregate number of securities to which transaction applies:_____________
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________________________
  (4) Proposed maximum aggregate value of transaction:_________________________
  (5) Total fee paid:__________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:__________________________________________________
  (2) Form, Schedule or Registration Statement No.:____________________________
  (3) Filing Party:____________________________________________________________
  (4) Date Filed:______________________________________________________________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO]
MYERS INDUSTRIES, INC.

--------------------------------------------------------------------------------

1293 South Main Street - Akron, Ohio 44301
--------------------------------------------------------------------------------

                                                                  March 23, 1995

To Our Shareholders:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, April 27, 1995, at 9:00 A.M. at the Company's offices, 1293 South Main Street, Akron, Ohio 44301.

  The election of directors and the confirmation of the appointment of the independent certified public accountants will take place at the Annual Meeting. Enclosed with this letter is a Notice of Annual Meeting together with a Proxy Statement which contains information with respect to the nominees for director and the proposal.

  It is important that your shares be voted, and we hope that you will be able to attend the Annual Meeting. We urge you to execute and return the enclosed form of proxy as soon as possible, whether or not you expect to attend the Annual Meeting in person.

                                      Sincerely,

                                      /s/ STEPHEN E. MYERS

                                      STEPHEN E. MYERS
                                      President and Chief Executive Officer

[LOGO]
MYERS INDUSTRIES, INC.

--------------------------------------------------------------------------------
1293 South Main Street - Akron, Ohio 44301
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------
                           TO BE HELD APRIL 27, 1995
--------------------------------------------------------------------------------

  The Annual Meeting of Shareholders of Myers Industries, Inc., an Ohio corporation ("Myers" or "Company"), will be held at the Company's offices, 1293 South Main Street, Akron, Ohio 44301, on Thursday, April 27, 1995, at 9:00 A.M. (local time), for the following purposes:

        1. To elect eight directors;

        2. To confirm the appointment of Arthur Andersen LLP, independent public accountants, as auditors for 1995; and

        3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on March 17, 1995, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, please fill in, date, sign and return the enclosed Proxy Card.

                                      By Order of the Board of Directors,

                                      MILTON I. WISKIND
                                      Secretary

Akron, Ohio
March 23, 1995

         THE 1994 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THIS NOTICE

                             MYERS INDUSTRIES, INC.
                               ------------------

                                PROXY STATEMENT
                               ------------------

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Myers Industries, Inc., an Ohio corporation, of the accompanying proxy to be voted at the Annual Meeting of Shareholders to be held on Thursday, April 27, 1995, at 9:00 A.M. (local time), and at any adjournment thereof. Shares represented by duly executed proxies in the accompanying form received by the Board of Directors prior to the meeting will be voted at the meeting. A shareholder who signs and returns a proxy in the accompanying form may revoke it prior to or at the meeting by giving notice to the Secretary.

  The close of business on March 17, 1995, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date Myers had outstanding 15,320,753 shares of common stock, without par value ("Common Stock"), each of which is entitled to one vote. For information concerning principal shareholders, see the section headed "Principal Shareholders" below.

  Under Ohio law and the Company's Amended and Restated Articles of Incorporation and its Code of Regulations, if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote will be elected directors. An abstention from voting any share with respect to the election of any nominee for director will have the practical effect of a vote against that nominee. A broker non-vote with respect to any share will not effect the election of directors, since the share is not considered present for voting purposes.

  The mailing address of the principal executive offices of Myers is 1293 South Main Street, Akron, Ohio 44301. This Proxy Statement, together with the related Proxy Card and Myers' 1994 Annual Report to Shareholders, is being mailed to the shareholders of Myers on or about March 23, 1995.

                             ELECTION OF DIRECTORS

  Set forth below for each nominee for election as a director and for each director whose term shall continue after the Annual Meeting of Shareholders is a brief statement, including the age, principal occupation and business experience during the past five years, and the number of shares of Common Stock beneficially owned by such director. The Board of Directors has nominated the persons listed below as nominees, all of whom presently are directors of Myers. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The nominees receiving the greatest number of votes cast by shareholders by proxy or in person at the meeting, a quorum being present, shall be elected. A majority of the outstanding shares of Common Stock constitutes a quorum. Proxies cannot be voted for a greater number of nominees than the number named in the Proxy Statement.


  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE FOLLOWING NOMINEES:

                       NOMINEES FOR ELECTION AS DIRECTORS

                                        PRINCIPAL OCCUPATION             SHARES          PERCENT
                                        FOR PAST FIVE YEARS            BENEFICIALLY         OF
        NAME            AGE            AND OTHER INFORMATION            OWNED1,2          CLASS1
---------------------  -----   --------------------------------------  -------------    ----------
Karl S. Hay             67     Member of the law firm of Brouse &        416,272 3,4,9     2.7%
                               McDowell, Akron, Ohio. Served as
                               director since 1969.

Richard P. Johnston     64     Managing Director of Merbanco, Inc.,       14,073 4,11
                               Cincinnati, Ohio; Director of AGCO,
                               Inc., Norcross, Georgia; Chairman of
                               the Board of Republic Realty Mortgage
                               Co., Chicago, Illinois; formerly
                               served as Managing Director of
                               Hamilton Robinson & Company,
                               Incorporated, New York, New York from
                               1991 through 1993; formerly served as
                               President and Chief Executive Officer,
                               Buckhorn Inc. and Vice President of
                               the Company from 1987 until December,
                               1991. Served as a director since 1992.

Stephen E. Myers        51     President and Chief Executive Officer   1,430,859  5,6,9,10    9.3%
                               of the Company; Director of FirstMerit
                               Corporation, Akron, Ohio, a bank
                               holding company and director, Reko
                               International Group, Inc., Oldcastle,
                               Ontario a publicly-held manufacturer
                               of tooling and molds. Served as
                               director since 1972.

                                        PRINCIPAL OCCUPATION             SHARES       PERCENT
                                        FOR PAST FIVE YEARS            BENEFICIALLY      OF
        NAME            AGE            AND OTHER INFORMATION            OWNED1,2       CLASS1
---------------------  -----   --------------------------------------  ----------    ----------
Richard L. Osborne      57     Executive Dean, Weatherhead School of       4,064 4
                               Management, Case Western Reserve
                               University, Cleveland, Ohio; Director
                               of Ohio Savings Financial Corporation,
                               Cleveland, Ohio, a savings and loan
                               holding company; Director of Capital
                               American Financial Corp., Cleveland,
                               Ohio, an insurance holding company;
                               Director of Handex Environmental
                               Recovery, Inc., Morganville, New
                               Jersey. Served as director since 1978.

Jon H. Outcalt          58     Senior Vice President of Alliance           7,771 4,7
                               Capital Management L.P., Beachwood,
                               Ohio, an investment management
                               partnership; President, Alliance
                               Counterpoint Fund, Beachwood, Ohio, a
                               registered investment company;
                               Chairman, Aberdeen Group, Inc.,
                               Beachwood, Ohio, a holding company;
                               Director of Ohio Savings Financial
                               Corporation, Cleveland, Ohio, a
                               savings and loan holding company;
                               Director of Capitol American Financial
                               Corp., Cleveland, Ohio, an insurance
                               holding company. Served as director
                               since 1984.

Samuel Salem            71     Formerly served as a Vice President of      6,121 4
                               GenCorp, Inc., Akron, Ohio, a
                               technology-based company in aerospace,
                               automotive and related polymer
                               products; formerly served as President
                               of DiversiTech General, Inc., Akron,
                               Ohio, a subsidiary of GenCorp, until
                               1988. Served as director since 1989.

                                        PRINCIPAL OCCUPATION             SHARES       PERCENT
                                        FOR PAST FIVE YEARS            BENEFICIALLY      OF
        NAME            AGE            AND OTHER INFORMATION            OWNED1,2       CLASS1
---------------------  -----   --------------------------------------  ----------    ----------
Edwin P. Schrank        68     Formerly served as a Director of           19,124 4
                               McNeil Corporation, Akron, Ohio, a
                               manufacturer of industrial equipment,
                               from 1969 until 1986; formerly served
                               as Chairman and President of McNeil
                               Akron, Inc., Akron, Ohio (and its
                               predecessor company), a manufacturer
                               of machinery; formerly affiliated with
                               Portage Machine Company, Akron, Ohio,
                               as General Manager; formerly performed
                               consulting services for Integrated
                               Corporation, Cleveland, Ohio. Served
                               as director since 1971.

Milton I. Wiskind       69     Senior Vice President and Secretary of    354,408 8       2.3%
                               the Company. Served as director since
                               1972.

---------------

1 Number of shares beneficially owned are reported as of February 1, 1995. Unless otherwise indicated, none of the directors beneficially owns one percent or more of the outstanding shares of Myers Common Stock.

2 All directors and executive officers as a group (9 persons) beneficially owned 2,168,685 shares of Common Stock as of February 1, 1995. This represents approximately 14.2% of the outstanding shares of Common Stock as of that date.

3 Includes 301,875 shares of Common Stock held by Karl S. Hay as trustee of a trust benefitting certain of the children of Louis S. Myers and 41,296 shares of Common Stock as a trustee of a trust benefitting a grandchild of Louis S. Myers.

4 Includes shares with respect to which the non-employee nominee or director has a right to acquire by exercising options granted under the 1992 Stock Option Plan.

5 Stephen E. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 166,137 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which when excluded from the other shares which he is deemed to beneficially own, decreases the percentage of shares beneficially owned by him, and all officers and directors as a group, to 8.2% and 13.0%, respectively.

6 Includes 56,224 shares of Common Stock held by Stephen E. Myers as trustee and/or custodian for certain grandchildren of Louis S. Myers, 1,196 shares of Common Stock owned by Stephen E. Myers' spouse (for which Mr. Myers disclaims beneficial ownership) and 3,466 shares of Common Stock issuable under stock options exercisable within 60 days.

7 Includes 6,223 shares of Common Stock held by Federal Process Company of which Mr. Outcalt is Chairman and a director, and as such has the power to vote and invest such shares. Mr. Outcalt is a controlling shareholder of Federal Process Company.

8 Includes 118,726 shares of Common Stock held by Mr. Wiskind's spouse, 72,129 shares of Common Stock held by Mr. Wiskind as trustee of trusts for his children, and 2,673 shares of Common Stock issuable under stock options exercisable within 60 days.

9 Includes 59,546 shares of Common Stock by which Karl S. Hay and Stephen E. Myers serve as co-Trustees of the Mary S. Myers Trust for the benefit of Kathryn Myers.

                                        5

10 Stephen E. Myers serves as a trustee of the Semantic Foundation Inc. which holds 20,000 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which when excluded from the other shares which he is deemed to beneficially own, decreases the percentage of shares beneficially owned by him, and all officers and directors as a group, to 9.2% and 13.9%, respectively.

11 Richard P. Johnston serves as a trustee of the Johnston Family Charitable
   Remainder Trust which holds 13,385 shares of Common Stock.


  There are (and during the past five years there have been) no legal proceedings material to an evaluation of the ability of any director or executive officer of Myers to act in such capacity or concerning his integrity.

COMMITTEES

  The Board of Directors of Myers has several committees and has appointed members to such committees since the 1994 Annual Meeting of Shareholders.

  The Audit Committee of the Board of Directors is composed of Karl S. Hay, Jon
H. Outcalt and Edwin P. Schrank. The functions of this Committee, which met twice in 1994, are to recommend engaging and/or discharging the independent auditor, directing and supervising special investigations, reviewing the results of the audit engagement, procedures for internal control, determining independence of the auditor and reviewing the Company's system of internal accounting controls.

  The Stock Option Committee recommends to the Board of Directors individuals who the Committee believes are "key employees" and deserving of grants of stock options under the 1992 Stock Option Plan ("1992 Plan"), in addition to administering the Plan. The Stock Option Committee is also responsible for administering the 1982 Incentive Stock Option Plan ("1982 Plan") which expired as of January 1, 1992, but which has outstanding options. The Stock Option Committee, which met twice in 1994, had as its members in 1994, Karl S. Hay, Richard L. Osborne and Jon H. Outcalt.

  The Compensation Committee recommends to the Board of Directors plans, programs or benefits relating to executive and key personnel compensation, including incentive compensation, and approves salary adjustments and awards in those areas. The Compensation Committee, which met once in 1994, had as its members in 1994, Richard L. Osborne, Jon H. Outcalt and Samuel Salem.

  There were a total of five regularly scheduled and special meetings of the Board of Directors in 1994. During 1994, all directors attended at least 75% of the aggregate total number of meetings of the Board and committees on which they served. The Board of Directors does not have a nominating committee.

  Section 16(a) of the Securities Exchange Act of 1934 requires Myers' directors, officers and persons who own more than ten percent of its Common Stock ("Section 16 Filers") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange, Inc., and to furnish Myers with copies of all such forms they file. Myers understands from the information provided to it by the Section 16 Filers for 1994 that they have adhered to all filing requirements applicable to the Section 16 Filers.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

  The following table provides certain summary information concerning the compensation paid or accrued by Myers, to or on behalf of its chief executive officer and each of the other most highly compensated executive officers of Myers determined as of the end of 1994 (the "Named Executive Officers") and for the fiscal years ended December 31, 1993 and 1992:


                              SUMMARY COMPENSATION

                                                                            LONG-TERM
                                                                             COMPEN-
                                        ANNUAL COMPENSATION                  SATION 1
                             ------------------------------------------     ---------
                                                                 OTHER                     ALL
                                                                 ANNUAL                   OTHER
        NAME AND                                                COMPEN-                   COMPEN-
   PRINCIPAL POSITION        YEAR      SALARY       BONUS 2     SATION 3     OPTIONS     SATION 4
-------------------------    -----    --------     --------     --------     -------     --------
Stephen E. Myers              1994    $200,000     $175,000      $ -0-        6,750       $4,897
  President and Chief         1993     200,000      150,000        -0-          -0-        7,281
  Executive Officer           1992     200,000      133,000        -0-        1,375        7,323
Milton I. Wiskind             1994     138,750      116,000        -0-        4,500        4,897
  Senior Vice President       1993     125,000      100,000        -0-          -0-        6,242
                              1992     125,000       80,000        -0-        1,100       12,589
Gregory J. Stodnick           1994     123,750      100,000        -0-        4,500        5,272
  Vice President-Finance      1993     110,000       85,000        -0-          -0-        5,464
                              1992     100,000       70,000        -0-        1,100        5,291

---------------

1 None of the Named Executive Officers has any restricted stock holdings. No long-term incentive plan payouts were made in 1994.

2 Includes amounts earned and accrued in 1994 as bonuses. A bonus is generally awarded after the close of the fiscal year and then paid 50% in the following fiscal year, with the balance paid in 25% increments over the next two years.

3 Perquisites provided to each of Named Executive Officers, if any, do not exceed the disclosure thresholds established under Securities and Exchange Commission ("Commission") rules and are not included in this total.

4 "All Other Compensation" for 1994 includes the following: (i) contributions to the Company's Profit Sharing Plan on behalf of each of the Named Executive Officers, as follows: Mr. Myers, $4,522; Mr. Wiskind, $4,522; and Mr. Stodnick, $4,522; (ii) amounts paid by Myers for excess group life insurance, and life insurance, as follows: Mr. Myers, $375; Mr. Wiskind, $375; and Mr. Stodnick, $750; and (iii) amounts paid or accrued by Myers for director fees, as follows: Mr. Myers, $-0-; and Mr. Wiskind, $-0-.


STOCK OPTIONS

  The following table contains information concerning the grant of Stock Options under Myers's 1992 Plan to the Named Executive Officers:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                 INDIVIDUAL GRANTS                               POTENTIAL REALIZABLE
                        -------------------------------------------------------------------     VALUE AT ASSUMED ANNUAL
                         NUMBER OF         PERCENTAGE OF                                         RATES OF STOCK PRICE
                         SECURITIES      TOTAL OPTIONS/SARS                                     APPRECIATION FOR OPTION
                         UNDERLYING          GRANTED TO                                                  TERM
                        OPTIONS/SARS        EMPLOYEES IN        EXERCISE OR     EXPIRATION     -------------------------
        NAME              GRANTED1          FISCAL YEAR         BASE PRICE         DATE            5%            10%
--------------------    ------------     ------------------     -----------     -----------    ----------     ----------
Stephen E. Myers            3,750                                 $ 17.93        05/09/99       $  18,576      $  41,049
                            3,000                6.9%               15.68        11/29/99          12,992         28,709
Milton I. Wiskind           2,500                                   16.30        05/09/99          11,258         24,878
                            2,000                4.6%               14.25        11/29/99           7,874         17,400
Gregory J. Stodnick         2,500                                   16.30        05/09/99          11,258         24,878
                            2,000                4.6%               14.25        11/29/99           7,874         17,400

---------------

1 The 1992 Plan generally provides for granting of incentive stock options
  ("ISOs") and non-qualified stock options ("NQSOs") (collectively "Stock Options"). The option price per share of ISOs must be equal to the fair market value of a share of Common Stock on the date granted; the option price of NQSOs may be set by the Stock Option Committee ("Committee"). The exercise period of ISOs may not be more than ten years from grant, while the period of NQSOs may be set by the Committee. No Stock Option may be exercised until six months after the date of grant. The purchase price of any Stock Option must be paid upon exercise in (i) immediately available funds, (ii) shares of Common Stock, or (iii) a combination of (i) and (ii). In the event a participant's employment is terminated due to death, disability or retirement, ISOs awarded remain exercisable for the maximum period allowable under the Internal Revenue Code of 1986, as amended ("Code"), and NQSOs remain exercisable for the remainder of the option term or five years, whichever is less. If a participant's employment is terminated for any reason, all Stock Options granted will be cancelled immediately; provided, however, that if the Company terminates a participant for reasons other than misconduct or misfeasance, the participant has 90 days to exercise any Stock Options; and provided further, that if termination is attributable to a "change in control," any Stock Options previously granted will continue for their term.


  OPTION EXERCISES AND HOLDINGS

  The following table contains information concerning the exercise of Stock
Options under Myers' 1992 Plan and its 1982 Plan, and information on unexercised
Stock Options held as of the end of the fiscal year, by the Named Executive
Officers:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                        NUMBER OF
                                                       SECURITIES
                                                       UNDERLYING          VALUE OF
                                                       UNEXERCISED       UNEXERCISED
                                                      OPTIONS/SARS       IN-THE-MONEY
                                                        AT FISCAL         OPTIONS AT
                                                        YEAR-END           YEAR-END
                           SHARES
                          ACQUIRED        VALUE       EXERCISABLE/       EXERCISABLE/
        NAME             ON EXERCISE     REALIZED     UNEXERCISABLE     UNEXERCISABLE1
---------------------    -----------     --------     -------------     --------------
Stephen E. Myers             4,160       $ 37,315      3,088/6,928       $  2,519/-0-
Milton I. Wiskind           20,798        198,621      2,370/4,743          5,254/-0-
Gregory J. Stodnick            -0-            -0-      4,034/4,743         15,321/-0-

---------------

1 Based upon the closing price reported on the American Stock Exchange for the Common Stock of Myers on December 31, 1994.



BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee, which is composed entirely of non-employee directors, is responsible for setting and administering the policies which govern both annual compensation and stock option plan for Myers, has furnished the following report on executive compensation.

  The executive compensation program for the Named Executive Officers, which includes the Chief Executive Officer, is administered by the Compensation Committee of the Board of Directors. The Committee's function is to review the performance of the Named Executive Officers and the performance of the Company in determining the amount and type of compensation to be paid and awarded, including incentive compensation, and approves the salary adjustments and awards in these areas. In addition, the Committee reviews and recommends plans, programs and benefits relating to executive and key personnel compensation. The Committee's focus is on total compensation which consists primarily of an executive's: (i) base salary, (ii) bonus, (iii) stock options, and (iv) other benefits, such as health and pension benefits, which are available to all employees.

  Although the compensation of the Chief Executive Officer is determined individually, the criterion and process used is the same as used in determining the compensation of the other Named Executive Officers. Determination of compensation is based upon a number of important factors, including the profit performance of the Company as a whole in relation to the prior year, and other factors such as return on equity, net income margin and shareholder return.

  With regard to base salaries at the executive officer level, the Committee believes the base salaries set are modest by industry standards and on a historic basis have been infrequently adjusted. The Committee also believes that two of the other components of compensation, the award of bonuses and stock options, provide the Named Executive Officers with a greater incentive to perform and to ensure that the executive's interests are closely tied to those of the Company and its shareholders.

  The amount of bonus awarded to the Chief Executive Officer and the other Named Executive Officers for each year is a function of the profit performance of the Company as a whole in relation to the prior year, and other factors such as return on equity, net income margin and shareholder return. None of these factors are given a specific weighting, rather they are considered as a whole. In the event the Committee determines to award a bonus, the bonus for any year is generally determined on or before March 1 of the following year and then distributed based on a three year partial distribution cycle. Fifty percent of the total bonus awarded is paid in the first year and 25 percent in each of the following two years. Any unpaid bonus may be forfeited if the executive officer is not employed by the Company for just cause prior to the full distribution of the bonus awarded.

  The shareholder approved 1992 Plan authorizes grants of options to purchase stock, generally at current market prices, to executive officers and "key employees." Whether options are to be granted and if so, the amounts to be granted, are functions of the Stock Option Committee. In the granting of the stock options, in addition to the factors mentioned above, the individual Named Executive Officer's level of responsibility and past contributions to the Company are taken into consideration. In an effort to foster extended employment, such as with the bonus awards, any options awarded vest at 20 percent per year over a five-year period and expire on the sixth anniversary. Any unexercised options are forfeited if the executive leaves the Company's employ voluntarily, or if he is terminated for just cause prior to total vesting.

  The Committee is continuing to review the qualifying compensation regulations issued by the Internal Revenue Service which provide that no deduction is allowed for applicable employee remuneration paid by a publicly-held corporation to a covered employee to the extent that the remuneration paid to the employee exceeds $1.0 million for the applicable taxable year, unless certain conditions are met. Currently, remuneration is not expected to exceed the $1.0 million base and, therefore, compensation should not be affected by the qualifying compensation regulations.

  The foregoing report has been furnished by the current members of the Compensation Committee, being:

            Richard L. Osborne       Jon H. Outcalt      Samuel Salem

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Myers' Common Stock against the cumulative return of the S&P 500 Index and a Peer Group for the period of five fiscal years commencing January 1, 1989 and ended December 31, 1994.


  NAME            1989      1990      1991       1992       1993       1994
  ----            ----      ----      ----       ----       ----       ----
Myers Industries  $100.00   $92.94    $113.80    $211.82    $239.98    $184.36
S&P 500           $100.00   $96.89    $126.42    $136.05    $149.76    $151.74
Peer Group        $100.00  $101.21    $151.75    $154.89    $178.09    $159.05

---------------

1 Assumes that the value of the investment in Myers Common Stock, each Index and the Peer Group was $100 on December 31, 1988 and that all dividends were reinvested.

2 The Peer Group consists of the following public companies: Bandag, Incorporated, Bearings, Inc., Echlin Inc., General Housewares Corp., Premier Industrial Corporation, Ropak Corporation, Rubbermaid Incorporated, Selfix, Inc., Snap-On Tools Corporation and The Standard Products Company. The Peer Group was selected in good faith on a line-of-business basis and the returns of each component issuer of the group is weighted using the beginning of period market capitalization as required by the Commission.


DIRECTOR COMPENSATION

  Outside directors are paid a $5,000 annual retainer plus $400 for each Board of Directors meeting attended, except for Richard L. Osborne, who is compensated for providing consulting services to the Company. Members of the Audit Committee are paid $400 for each meeting attended unless such meeting is held on the same day as a meeting of the Board of Directors.

  On April 29, 1992, the shareholders approved the 1992 Plan, part of which contains provisions for the granting of non-qualified stock options to non-employee directors (the "Directors Plan"). Under the Directors Plan, up to 51,563 shares of Common Stock may be issued, subject to adjustment in the event of certain corporate transactions. Each participant is awarded annually, on the day after the Annual Meeting of Shareholders, NQSOs to purchase 500 shares of Common Stock, conditioned on the Company's "Return on Equity" as set forth in the Company's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than ten percent. The option price per share is 100 percent of the fair market value of a share of Common Stock on the date the option is granted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The law firm of Brouse & McDowell performed legal services for Myers in 1994. Karl S. Hay, a director of Myers, is a shareholder of the law firm. The amount of Mr. Hay's interest in such fees cannot practically be determined.

                             PRINCIPAL SHAREHOLDERS

  The following table describes the beneficial ownership of Common Stock of each person who was known by Myers to be the beneficial owner of more than five percent of the total shares issued and outstanding on February 14, 1995. Under rules and regulations promulgated by the Commission, a person is deemed to be the "beneficial owner" of all the shares with respect to which he has or shares voting power or investment power, regardless of whether he is entitled to receive any economic benefit from his interest in the shares. As used herein, the term "voting power" means the power to vote or to direct the voting of shares and "investment power" means the power to dispose of or to direct the disposition of shares.

     NAME AND ADDRESS         SHARES AND NATURE OF
   OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP     % OF CLASS
--------------------------    --------------------     ----------
Stephen E. Myers1                   1,430,859              9.3%
1293 South Main Street
Akron, Ohio 44301
Mary S. Myers2                      2,514,735             16.4%
1293 South Main Street
Akron, Ohio 44301

---------------

1 Stephen E. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 166,137 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which when excluded from the other shares which he is deemed to beneficially own, decreases the percentage of shares beneficially owned by him to 8.2%. Stephen E. Myers serves as a trustee of the Semantic Foundation Inc. which holds 20,000 shares of Common Stock. By virtue of his position as trustee of the Foundation, Mr. Myers is deemed to beneficially own such shares which when excluded from the other shares which he is deemed to beneficially own, decreases the percentage of shares beneficially owned by him to 9.2%.

                                       12

2 Mary S. Myers serves as a trustee of the Louis S. and Mary Myers Foundation which holds 166,137 shares of Common Stock. By virtue of her position as trustee of the Foundation and upon certain rights she holds under the Trust, Mrs. Myers is deemed to beneficially own such shares which, when excluded from the information above, decreases the percentage of shares held by her to 15.3%.


                      APPROVAL OF APPOINTMENT OF AUDITORS

  Arthur Andersen LLP, independent certified public accountants, have been recommended by management of the Company to examine the books and accounts of the Company for the year 1995. They have served as the Company's independent auditors since 1966. Management recommends that the shareholders approve this appointment. Approval requires the vote of a majority of those shares present at the meeting and a majority of the outstanding shares of Common Stock is a quorum for this purpose.

  A representative of Arthur Andersen LLP be present at the Annual Meeting. The representative will be given the opportunity to make a statement if he desires, and it is expected that he will be available to respond to appropriate questions.

                             SHAREHOLDER PROPOSALS

  Any proposals to be considered for inclusion in the proxy material to be provided to shareholders of Myers for its next Annual Meeting of Shareholders to be held in 1996 may be made only by a qualified shareholder and must be received by Myers no later than November 22, 1995.

                                    GENERAL

  The accompanying proxy is solicited by and on behalf of the Board of Directors of Myers, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by Myers. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of Myers. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Myers will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

  Management of Myers has no information that other matters will be brought before the meeting. If, however, other matters are properly presented, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders with respect to such matters.

                                      MILTON I. WISKIND,
                                      Secretary
Akron, Ohio
March 23, 1995

                                    PROXY

MYERS INDUSTRIES, INC.                       SOLICITED BY THE BOARD OF DIRECTORS

MILTON I. WISKIND and GREGORY J. STODNICK, or either of them, with full power of substitution, are hereby authorized to represent the undersigned and to vote all Common Stock of the undersigned in MYERS INDUSTRIES, INC. ("Company") at the Annual Meeting of Shareholders of said Company to be held on Thursday, April 27, 1995, and any adjournment(s) thereof with respect to the following matters:

1. THE ELECTION OF EIGHT DIRECTORS.

      / /  FOR all nominees listed below (except as marked to      / /  WITHHOLD AUTHORITY to vote for the proposal to set
           the contrary below)                                          the number or all nominees listed below

    Karl S. Hay, Richard P. Johnston, Stephen E. Myers, Richard L. Osborne,
       Jon H. Outcalt, Samuel Salem, Edwin P. Schrank, Milton I. Wiskind

 (INSTRUCTION: To withhold authority to vote for the proposal to set the number or any individual nominee write the proposal and/or that nominee's name on the space provided below.)

--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)



(Continued from other side)

2. CONFIRM THE APPOINTMENT OF ARTHUR ANDERSEN LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, AS AUDITORS FOR THE COMPANY FOR THE YEAR 1995.

             / /  FOR           / /  AGAINST           / /  ABSTAIN

3. SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE SAID MEETING AND ANY ADJOURNMENT(S) THEREOF, ALL IN ACCORDANCE WITH THE NOTICE OF THIS MEETING AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH IS ACKNOWLEDGED.

THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS LISTED ABOVE AND FOR THE DIRECTORS NOMINATED BY MANAGEMENT UNLESS A CONTRARY VOTE IS INDICATED, IN WHICH CASE THE PROXY WILL BE VOTED AS DIRECTED.

Please date, sign exactly as stenciled, and return promptly in the enclosed envelope.

                                                 -------------------------------

                                                 -------------------------------

                                                 DATED:                   , 1995
                                                       --------------------